UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Electromed, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Electromed, Inc. to Consider Director Nominations from Summers Value Partners

New Prague, Minnesota – August 13, 2021 – Electromed, Inc. (“Electromed” or the “Company”) (NYSE American: ELMD), a leader in innovative airway clearance technologies, today confirmed that Summers Value Partners has provided notice of its intent to nominate four candidates to stand for election to the Electromed Board of Directors at its Fiscal 2022 Annual Meeting of Shareholders (the “Annual Meeting”).

Members of Electromed’s Board and management team have been engaged in an ongoing dialogue with Summers Value Partners, and the Board will consider these director nominees with a focus on serving the best interests of all Electromed shareholders. With Electromed insiders owning more than 16% of the Company’s outstanding shares, their interests are very much aligned with shareholders.

Electromed will present the Board’s recommendation with respect to the election of directors in the Company’s proxy statement, which will be filed with the U.S. Securities and Exchange Commission (“SEC”) and mailed to all shareholders eligible to vote at the Annual Meeting, which has not yet been scheduled. Electromed shareholders do not need to take action at this time.

About Electromed, Inc.

Electromed manufactures, markets, and sells products that provide airway clearance therapy, including the SmartVest® Airway Clearance System, to patients with compromised pulmonary function. The Company is headquartered in New Prague, Minnesota and was founded in 1992. Further information about Electromed can be found at www.smartvest.com.

Forward Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the Safe Harbor provisions under the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can generally be identified by words such as “will,” and similar expressions, but they are not the exclusive means of identifying such statements. Forward-looking statements cannot be guaranteed, and actual results may vary materially due to the uncertainties and risks, known or unknown associated with such statements. Examples of risks and uncertainties for the Company include, but are not limited to, the duration, extent and severity of the COVID-19 pandemic, including its effects on our business, operations and employees as well as its impact on our customers and distribution channels and on economies and markets more generally; the competitive nature of our market; changes to Medicare, Medicaid, or private insurance reimbursement policies; changes to state and federal health care laws; changes affecting the medical device industry; our ability to develop new sales channels for our products such as the homecare distributor channel; our need to maintain regulatory compliance and to gain future regulatory approvals and clearances; new drug or pharmaceutical discoveries; general economic and business conditions; our ability to renew our line of credit or obtain additional credit as necessary; our ability to protect and expand our intellectual property portfolio; the risks associated with expansion into international markets, as well as other factors we may describe from time to time in the Company’s reports filed with the Securities and Exchange Commission. Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this press release. We undertake no obligation to update such statements in light of new information or future events.

Additional Information and Where to Find It

Electromed will file a proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the Annual Meeting. The proxy statement, any other relevant documents, and other materials filed with the SEC concerning Electromed are (or will be, when filed) available free of charge at http://www.sec.gov and http://investors.smartvest.com. Shareholders should read carefully the proxy statement and any other relevant documents that Electromed files with the SEC when they become available before making any voting decision because they contain important information.

Participants in the Solicitation

Electromed, its directors, and certain of its executive officers are or may become participants in the solicitation of proxies from Electromed shareholders in connection with the Annual Meeting. Information regarding the names of our directors and executive officers and their respective interests in Electromed, by security holdings or otherwise, is set forth in the proxy statement for Electromed’s Fiscal 2021 Annual Meeting of Shareholders, filed with the SEC on September 29, 2020. To the extent our directors and executive officers or their holdings of Electromed securities have changed from the amounts disclosed in that proxy statement, to the Company’s knowledge, such changes have been reflected on subsequent reports filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended.

Contacts:

Electromed, Inc.	The Equity Group Inc.
Mike MacCourt, Chief Financial Officer	Kalle Ahl, CFA
(952) 758-9299	(212) 836-9614
investorrelations@electromed.com	kahl@equityny.com

Devin Sullivan
(212) 836-9608
dsullivan@equityny.com

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